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                                                                    EXHIBIT 10.5




                          INVESTOR SERVICES PROCESSING

                                    AGREEMENT


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                                 BY AND BETWEEN


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                    FCM FIDUCIARY CAPITAL MANAGEMENT COMPANY

                        FCM FIDUCIARY CAPITAL CORPORATION


                                       AND


                               GEMISYS CORPORATION












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INVESTOR SERVICES PROCESSING AGREEMENT

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                           INVESTOR SERVICES AGREEMENT
                              TERMS AND CONDITIONS

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         This Investor Services Agreement ("Agreement") is entered into this 1st day of April, 1999, by Fiduciary Capital Pension Partners, L.P., a Delaware Limited Partnership (the Partnership/Client); FCM Fiduciary Capital Management Company, a Delaware General Partnership (the Managing General Partner/Client); FCM Fiduciary Capital Corporation, a Delaware Corporation (the Managing General Partner/Client); and GEMISYS Corporation, a California Corporation ("GEMISYS").

                                    RECITALS

         This Agreement is made with reference to the following facts, objectives, and definitions:

         A. The Client is a limited partnership desiring Transfer Agent
Services.

         B. GEMISYS is engaged in the business of providing data processing, securities transfer, administrative, and other services in connection with the operation of limited partnerships and other investment vehicle forms.

         C. Unless the context otherwise requires, the following terms when used in this Agreement shall have the following meanings:

               1. Affiliate: Any "parent," subsidiary, or other entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is in common control with a party.

               2. Confidential Information: That certain confidential and proprietary information and techniques which GEMISYS has and will develop, compile, and own, which has great value in its business including, without limitation, all information that has or could have commercial value or utility in the business in which GEMISYS, or any persons or entities for whom GEMISYS performs services ("GEMISYS' Clients") or from whom GEMISYS obtains information, is engaged or contemplates engaging in. Confidential Information also includes all information which the unauthorized disclosure of could be detrimental to the interests of GEMISYS or GEMISYS' Clients, whether or not such information is identified as Confidential Information by GEMISYS or GEMISYS' Clients. By example and without limitation, Confidential Information includes any and all information concerning GEMISYS' reference materials, procedure manuals,




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teaching techniques, processes, formulae, specifications, methods, systems, reports, screen appearances, innovations, inventions, discoveries, improvements, research or development and test results, know-how, data, or trade secrets, or other elements created, learned or developed by GEMISYS in connection with GEMISYS' computer software and with GEMISYS' performance under this Agreement. Confidential Information also includes, by example and without limitation, any and all GEMISYS marketing and business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics, and agreements.

               3. Client Data: That certain confidential and proprietary information which the Client has and will develop, compile, and own, which has great value in its business including, by example and without limitation, any and all information provided to GEMISYS by the Client or by the Client's investors or their representatives (as defined below) which concerns the Client's investors and is contained in the "SUB Client" database sub-system, or in correspondence, memoranda, or telecommunications.

               4. Client Investor(s) or Their Representative(s): Any owner of limited partnership units in the Client Partnership ("Client Investor") or that owner's Broker/Dealer or other representative ("Representative"), as reflected in Client Data provided to GEMISYS.

         D. The Client and GEMISYS acknowledge and agree that each has taken and hereby agrees to take reasonable and affirmative efforts to maintain the confidentiality of Client Data and Confidential Information.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions, and undertakings set forth below, the Client, and GEMISYS agree as follows:


                                    AGREEMENT


1. PROCESSING SERVICES

         1.01 Master File. GEMISYS shall maintain the file containing all Client Investor and Representative information previously supplied to GEMISYS by Client (the "Master File").

         1.02 Standard Services. GEMISYS shall regularly perform all services described in this Investor Services Processing Agreement and the Investor Services Summary and Fee Supplement, attached hereto ("Standard Services").







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         1.03 Quality Assurance. GEMISYS shall perform all Services in a consistently error-free manner and all output produced by GEMISYS as part of its Services shall be uniform in appearance, clean, and presentable. For purposes of this Section, errors are defined as failure to meet the Client's functional requirements as specified in requests or instructions communicated to GEMISYS by the Client in connection with GEMISYS' Services. Any error discovered by the Client shall be promptly corrected by GEMISYS without cost to the Client, subject to Section 7.05(b), below, provided that the Client deliver its written or telephonic request for error resolution to GEMISYS within five (5) business days following the Client's receipt of the erroneous output. In the event that the Client fails to request error resolution from GEMISYS within that time period, all Services and output produced shall be deemed to be satisfactory.

         1.04 Client Requests and Instructions. The Client shall be exclusively responsible for authorizing and communicating to GEMISYS all Client Data, requests, or instructions in connection with Services. GEMISYS shall have no authority or duty to supervise the investment of or to make or issue any instructions or recommendations with respect to the operation or disposition of the Client or of any securities, limited partner interests, or other assets owned or controlled by the Client or by Client Investors. Any Client Data, requests, or instructions received by GEMISYS from the Client or duly authorized representatives of the Client shall be deemed to be genuine and duly authorized by the Client, and GEMISYS may rely solely upon their accuracy and upon the authority of the requesting or instructing party in acting upon such. GEMISYS may rely solely upon the accuracy of information or instructions received from Client Investors or their Representatives as is more fully set forth in Section 9.02, below.

         1.05 Ownership of and Access to Client Data. The Client's records and information supplied to and utilized by GEMISYS in performing Services including, without limitation, Client Data, are the exclusive property of the Client. GEMISYS shall preserve and retain those records and information during the initial term and any renewal term of this Agreement under appropriate safeguards to prevent their destruction and to preserve their confidentiality. The Client shall have access to such records and information for inspection and audit at the Client's sole expense upon reasonable prior notice to GEMISYS and during normal business hours.

         1.06 Ownership of GEMISYS Programs and Procedures. All computer programs and procedures developed by GEMISYS in performing Services including, without limitation, Confidential Information and user documentation, are the exclusive property of GEMISYS.

         1.07 Warranties. GEMISYS makes no warranty, either express or implied, in connection with this Agreement or any Services rendered by GEMISYS pursuant to this Agreement including, without limitation, any warranty of merchantability or of fitness for a particular purpose.

2. SOFTWARE DEVELOPMENT SERVICES



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         The Client may request that GEMISYS modify, enhance, or upgrade
GEMISYS' computer programs, Services, or reports due to changes in the Client's requirements. GEMISYS shall use its best efforts to so meet the Client's changed requirements within mutually agreed upon time periods. Such services shall be subject to Section 4.03, below, and GEMISYS shall retain full proprietary rights in and to any such modification, enhancement, or upgrade.


3. TERM AND TERMINATION OF AGREEMENT

         3.01 Term. This Agreement shall be for an initial term of three (3) years, commencing on April 1, 1999, and shall thereafter be automatically renewed for successive one (1) year terms unless either party terminates this Agreement for any reason by written notice to the other party not less than ninety (90) days prior to expiration date of the initial term or of any renewal term.

         3.02 Default. This Agreement may be terminated by either party upon the occurrence of any Event of Default which continues uncured for more than ten
(10) days after written notice thereof is received by the defaulting party from the non-defaulting party. For purposes of this Section, the occurrence of any one or more of the events described in Section 5.01, below, or the unauthorized disclosure of Confidential Information or Client Data in violation of Section 6, below, shall constitute an "Event of Default".

         3.03 Transition. Upon termination, the parties shall cooperate in the orderly transition to a new vendor. Prior to termination, the Client shall pay in full all fees set forth in Section 4, below, for all Services performed up to the date of termination, together with all reasonable attorneys' fees and costs incurred by GEMISYS including, without limitation, the cost of all unused materials purchased by GEMISYS for the Client's use, which have not previously been paid for by Client, and the cost of shipping the same to the Client.


4. FEES

         4.01 Master File Fee. The fee payable by the Client to GEMISYS for creation of a Master File is included in the Standard Service Fee (as defined in Section 4.02, below).


         4.02 Standard Service Fee. The Client shall pay to GEMISYS, as fees for Standard Services performed for the Client, the sum set out in the Investor Services Summary and Fee Supplement (the "Standard Service Fee"). The Standard Service Fee shall be invoiced on a monthly basis and payment shall be due within thirty (30) days of date of the invoice.






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         4.03 Extraordinary Services Fees. The Client shall pay to GEMISYS, all charges required to produce any Extraordinary Services other than standard services for the Client, on either a mutually agreed upon unit basis or, if no specific agreement is reached, on the basis of current hourly billing rates for GEMISYS personnel then in effect and the actual costs of materials used. Such Services shall be invoiced whenever incurred and payment shall be due within thirty (30) days of date of the invoice.

         4.04 Pass-Through Costs. In addition to the Standard Service Fee and any Extraordinary Services fees, the Client shall pay or reimburse GEMISYS' costs incurred in connection with telecommunications, mailing, postage, printing, delivery, storage, or bonding services to or for the Client or Client Investors or their Representatives.

         4.05 Fee Increases. During the initial term or any renewal term of this Agreement, GEMISYS may increase its fees set forth in Section 4.02, above, not more than once in any twelve (12) month period, and no such increase shall exceed the proportionate increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers for Denver-Boulder, Colorado, published by the United States Department of Labor, Bureau of Labor Statistics, which is published for the month immediately preceding the date of the commencement of any twelve (12) month period. If the Index is discontinued or revised during any term, such other government index or computation shall be used by mutual agreement of the parties in order to obtain substantially the same results as would be obtained if the Index had not been discontinued or revised.

         4.06 Late Charges. If the Client should fail to make any payment of fees due under this Agreement within thirty (30) days of the date of any invoice, the Client shall pay to GEMISYS, as a late charge, an additional sum equal to one and one-half percent (1.5%) per month of the overdue payment, which amount the parties agree represents a fair and reasonable estimate of the damages which GEMISYS would sustain as a result of late payment.


5. TERMINATION

         5.01 Events of Default. At its option, GEMISYS or the Client shall have the right to declare the other party to be in default of this Agreement in the event that the other party:

         (a) fails to cure any default (including, without limitation, any failure to pay any fees when due) within ten (10) days after written notice thereof is received by that party from the non-defaulting party;

         (b) for any reason ceases to conduct business in the normal course, provided that GEMISYS understands and acknowledges that the Client is in the process of a phased liquidation;






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         (c) files (i) a general assignment for the benefit of creditors; (ii) a petition in bankruptcy, (iii) a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any statute, law, or regulation, or (iv) an answer admitting the material allegations of a petition against it in any such proceeding;

         (d) consents to or acquiesces in the appointment of a custodian, trustee, receiver, or liquidator of it or all or any substantial part of its assets or properties;

         (e) its shareholders or investors shall take any action looking to its dissolution or liquidation; or

         (f) becomes subject to any order for relief entered against it by a bankruptcy court or other court of competent jurisdiction.

         5.02 Actions Upon Default. Upon the declaration by either party of a default hereunder:

         (a) the non-defaulting party shall promptly provide written notice thereof to the defaulting party;

         (b) in the event of a default by the Client, the Client shall cease using the "SUB Client" database sub-system and shall return to GEMISYS all GEMISYS programs, procedures, and user documentation without delay; and

         (c) the non-defaulting party may, at its option, terminate or suspend its performance under this Agreement if the default remains uncured for more than ten (10) days after written notice thereof is received by the defaulting party.

         (d) Upon termination and written request by the Client, and after all payments due have been received, GEMISYS shall provide within a reasonable time at a reasonable fee, a copy of all Client Data in the standard GEMISYS format.


6. CONFIDENTIALITY

         6.01 Client's Obligations. The Client acknowledges that during the performance of this Agreement it may be necessary for GEMISYS to disclose to the Client certain proprietary information and trade secrets of GEMISYS developed at GEMISYS' expense including, without limitation, proprietary information and trade secrets relating to Confidential Information, and to permit the Clients access to facilities which embody such matter. The Client acknowledges that the






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unauthorized disclosure of Confidential Information may be highly prejudicial to
GEMISYS' interests and may constitute an improper disclosure of trade secrets.

         In order to protect GEMISYS' rights in and to Confidential Information, the Client agrees that Confidential Information shall be deemed confidential and proprietary to GEMISYS, and shall not be disclosed by the Client to unauthorized third parties, and shall be safeguarded by the Client to the same extent that the Client safeguards confidential matters relating to its own operation, which shall include safeguards that a reasonably prudent person would take under similar circumstances. To these ends, the Client shall take such steps as may be necessary to ensure that neither Confidential Information nor any information comprising or relating to Confidential Information is used, copied, replicated in form or function, modified, disclosed, or made available to third parties by the Client or its employees, agents, representatives, or affiliates in any manner or for any purpose other than as provided in this Agreement without prior written consent of an authorized officer of GEMISYS. Such steps shall include, without limitation, (i) the taking of appropriate action by the Client via instruction, agreement, or otherwise with its employees, agents, representatives, and affiliates permitted access to the Confidential Information to ensure that the Client's obligations under this Section can be fully satisfied, and (ii) compliance by the Client and its employees, agents, representatives, and affiliates with the provisions Section 10.03, below, if and when that Section should become applicable.

         6.02 GEMISYS' Obligations. GEMISYS acknowledges that during the performance of this Agreement it will be necessary for Client to disclose to GEMISYS certain Client Data relating to the Client's operation and to Client Investors or their Representatives. GEMISYS acknowledges that the unauthorized disclosure of Client Data may be highly prejudicial to the Client's or Client Investors' interests and may constitute an improper disclosure of trade secrets. In order to protect the Client's rights in Client Data, GEMISYS agrees the Client Data shall be deemed confidential and proprietary to the Client, shall not be disclosed by GEMISYS to parties other than the Client, and shall be safeguarded by GEMISYS to the same extent that GEMISYS safeguards confidential matters relating to its own operation, which shall include the safeguards that a reasonably prudent person would take under similar circumstances. To these ends, GEMISYS shall take such steps as may be necessary to ensure that neither Client Data nor any information comprising or relating to Client Data is used, copied, replicated in form or function, modified, disclosed, or made available to parties other than the Client by GEMISYS or by its employees, agents, representatives, or affiliates in any manner or for any purpose other than as provided in this Agreement without the prior consent of the Client. Such steps shall include, without limitation: (i) the taking of appropriate action by GEMISYS via instruction, agreement, or otherwise with its employees, agents, representatives, and affiliates permitted access to Client Data to ensure that GEMISYS' obligations under this Section can be fully satisfied, and (ii) compliance by GEMISYS and its employees, agents, representatives, and affiliates with the provisions of Section 10.03, below, if and when that Section should become applicable.


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         6.03 Exceptions. The parties' obligations set forth in Section 6.01 and
6.02, above, shall not apply to: (i) information which is in the public domain, other than as a result of any breach of this Agreement, or (ii) information which the Client or GEMISYS is obligated to disclose pursuant to the lawful order of any court of government instrumentality of the United States, but only to the extent required by such order and subject to the provisions of Section 10.03, below.

         6.04. Remedies Upon Breach. If the parties or their employees, agents, representatives, or affiliates attempt to use, disclose, or misappropriate any Confidential Information or Client Data in any manner contrary to the terms of this Agreement, the non-disclosing party shall have the right, in addition to any other remedies which may otherwise be available to it at law or in equity, to: (i) apply to a court of competent jurisdiction for an order restraining and enjoining such acts or attempts, it being acknowledged by the Client and GEMISYS that in such event legal remedies are inadequate, and/or (ii) suspend or terminate this Agreement without the disclosing party's consent and without the requirements of any additional instructions, authorizations, or signatures of any persons or entities.

         6.05 Survival of Obligations. All rights and obligations of the parties set forth in Section 6.01, 6.02, and 6.04, above, shall survive the expiration or termination of this Agreement and the termination of the employment, agency, representation, or affiliation of any individual or entity referred to therein, even if occasioned by the employer's or principal's breach or wrongful termination.


7. INDEMNIFICATION AND LIABILITY

         7.01 Indemnification by GEMISYS. GEMISYS shall indemnify, defend, and hold harmless the Client and its directors, officers, employees, agents, representatives, and affiliates from and against any claims, liability, losses, damages, and expenses including, without limitation, reasonable attorneys' fees and costs incurred by the Client, its directors, officers, employees, agents, representatives, and affiliates which arise out of or relate to the negligence or willful misconduct of GEMISYS or from any breach or default by GEMISYS of any of its obligations under this Agreement or any of its provisions. In the event that any action or proceeding is brought against the Client by reason of any claims or liability, GEMISYS shall defend that action or proceeding at GEMISYS' sole expense by counsel of the Client's choice or by counsel reasonably satisfactory to the Client.

         7.02 Indemnification by the Client. The Client shall indemnify, defend, and hold harmless GEMISYS, and its directors, officers, employees, agents, representatives, and affiliates from and against any claims, liability, losses, damages, and expenses including, without limitation,








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reasonable attorneys' fees and costs incurred by GEMISYS, its directors, officers, employees, agents, representatives, and affiliates which arise out of or relate to: (i) the negligence or willful misconduct of the Client or the Client's Investors or their Representatives; or (ii) any breach or default by the Client of any of its obligations under this Agreement or in connection with the enforcement of this Agreement or any of its provisions, or (iii) any claim brought against GEMISYS by a third party including, without limitation, any claim by the Client's Investor(s) or their Representative(s) which relates in any way to the fulfillment of any obligation under this Agreement by the Client. In the event that any action or proceeding is brought against GEMISYS by reason of such claims or liability, the Client shall defend that action or proceeding at the Client's sole expense by counsel of GEMISYS' choice or by counsel reasonably satisfactory to GEMISYS.

         7.03 Duty to Notify. As an express condition precedent to either party's rights or obligations described in Sections 7.01 and 7.02, above, the party invoking its right to indemnification (the "Indemnified Party") must provide written notification of any such claim or liability to the party from whom indemnification is sought (the "Indemnifying Party") within a reasonable time after the Indemnified Party's receipt of the written claim against it. As used in this Section, "reasonable time" shall mean that period of time within which the rights or interests of the Indemnifying Party in defending that claim or liability are not substantially prejudiced or impaired as a result of delay by the Indemnified Party. This condition precedent is deemed to be for the benefit of both the Client and GEMISYS, and may be waived only by the Indemnified Party in writing.

         7.04 Survival of Indemnities. The rights and obligations of the parties set forth in Sections 7.01, 7.02, and 7.03, above, shall survive the expiration or termination of this Agreement with respect to any claim or liability occurring prior to such expiration or termination.

         7.05 Limitations on Liability. Notwithstanding the provisions of Sections 7.01 and 7.02, above:

         (a) Consequential Damages. No party shall bear any liability under this Agreement for any lost profits or consequential, special, or indirect damages, even if a party has been informed of the possibility of such damages or could have reasonably foreseen them.

         (b) Error. GEMISYS' liability in the event of any request by the Client for error resolution pursuant to Section 1.03, above, shall not exceed GEMISYS' internal costs incurred in investigating and correcting the error identified or, in the event that the error is not promptly investigated and corrected, the Client's internal and external costs incurred in investigating and correcting the error.








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         (c) Force Majeure. In no event shall any party bear any responsibility for delays or failures in the performance of its obligations under this Agreement which result from acts beyond that party's control, and such party shall be excused from such delays or performance. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, any act or omission by any governmental authority, regulations or restrictions superimposed after the fact by any governmental authority, fire, explosions, communications line failures, power failures, earthquakes, or other disasters. At all times during the performance of this Agreement, GEMISYS shall maintain a reasonable recovery plan providing for back-up capability in the event of any unplanned interruption of its operations or inaccessibility to its computer facilities.

         (d) Value of Contract. In no event shall GEMISYS' liability under this Agreement, in the aggregate, exceed one (1) month's Standard Service Fee.


8. COOPERATION AND ACCESS TO INFORMATION

         8.01 Cooperation of the Parties. The parties agree to cooperate and, if requested, to use all efforts reasonably required to assist the other party in fulfilling its obligations under this Agreement. In the event that any party is
(a) involuntarily made a party-defendant to any litigation concerning this Agreement or any Client-sponsored investment vehicle, or (b) subjected to or suffers any claim, liability, loss, damage, or expense as described in Sections
7.01 or 7.02, above, the parties agree to execute and deliver any instrument, furnish any information, or perform any other act reasonably necessary to assist the other party in defending such litigation, claim, or liability without undue delay or expense.

         8.02 Access to Records and Documents. The parties shall maintain, preserve, and make available to one another all printed materials including, without limitation, negotiation notes, internal memoranda, Agreement drafts, and post-Agreement documents and correspondence relevant to this Agreement, in the event of the commencement of any litigation (including claims or liabilities under Section 7.01 and 7.02 under this Agreement) arising out of any breach or default under this Agreement or in connection with the enforcement of this Agreement or any of its provisions. The requesting party shall have the right to examine and make copies of such materials upon reasonable prior notice to the non-requesting party and during normal business hours. Original materials shall be retained by the parties for a period of not less than six (6) years following the date of termination or expiration of this Agreement.


9. RELATIONS OF ENTITIES





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         9.01 Relations Between the Parties. GEMISYS shall act solely as an independent contractor to the Client and neither GEMISYS nor any GEMISYS employee shall be the employee of any Client or its agent for any purpose. No party is granted any express or implied right or authority by any other party to assume or create any obligation or responsibility on behalf of or in the name of any other party, or to bind any other party in any manner or thing whatsoever. GEMISYS is not in any way a fiduciary, named or unnamed, actual or constructive, under this Agreement or under any Client-sponsored investment vehicle. GEMISYS shall be responsible only for those duties and responsibilities detailed in this Agreement and it shall have no discretionary powers or abilities other than those specifically set forth in this Agreement, if any. No implied covenant or obligation shall be read into this Agreement against GEMISYS.

         9.02 Relations Between GEMISYS and Third Parties. In performing its Services under this Agreement GEMISYS may rely solely upon the accuracy of all facts and representations supplied or made at any time by Client Investor(s) or their Representative(s) which GEMISYS reasonably believes to be genuine. GEMISYS shall be protected in accordance with Sections 1.04 and 7.02, above, in the event that GEMISYS reasonably relies solely upon the instructions or information received from a duly authorized representative of the Client or Client Investor(s) or their Representative(s) in effecting any transactions with respect to the Client, and GEMISYS shall be under no duty to inquire or ascertain whether the approval or direction of the Client Investor or its Representative(s) has been lawfully obtained.


10. DISPUTE RESOLUTION

         10.01 Arbitration. If any controversy or claim arises between the parties concerning this Agreement or the rights or duties of any party in relation thereto or by reason of the breach or alleged breach thereof, then that controversy or claim shall be submitted to binding arbitration in the County of Denver, State of Colorado, in accordance with the rules then prevailing of the American Arbitration Association.

         10.02 Judgment. Any judgment on the award rendered by the arbitrator(s) under Section 10.01, above, may be entered and enforced in any court of competent jurisdiction, provided, that within seven (7) days after service of that award on the parties, no party has served the other party with a written rejection of and election not to be bound by that arbitrator(s)' award. If either party rejects the award in a timely manner, then the parties shall submit their dispute to a binding adjudication before a retired judge of the Superior Court of California for the Counties of Santa Clara, San Mateo, San Francisco, or Marin in accordance with Section 638 of the California Code of Civil Procedure. Any judgment on the award rendered by the retired judge under this Section may be entered and enforced in any court of competent jurisdiction.






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         10.03 Protection of Proprietary Information. In the event of arbitration, private adjudication, or litigation between the parties concerning this Agreement or the rights or duties of any party in relation thereto or by reason of the breach or alleged breach thereof, then any document or material of any type, form, or media which is proffered as evidence or is otherwise presented, submitted, or filed therein which contains, may contain, or is designated as containing any Confidential Information or Client Data shall be:
(i) placed under seal or other safeguard adequate to prevent any publication, misappropriation, or disclosure which may endanger the proprietary nature or status of that Information or Data; and (ii) designated as "Confidential" by any manner reasonably calculated to impart notice that such Information or Data is being disclosed; and (iii) used only for the purpose of conducting that arbitration or litigation; and (iv) subject to a protective order to avoid unnecessary disclosure therein and, if necessary, to an order restraining further disclosure, by both of which the parties and their counsel shall abide.

         10.04 Attorneys' Fees. Each party shall be responsible for the payment of its attorneys' fees, costs, and expenses previously incurred, or to be incurred in the future, in connection with the preparation, drafting, and execution of this Agreement or any amendment to it. In the event that arbitration or litigation is commenced between the parties concerning this Agreement or the rights or duties of any party in relation thereto or by reason of the breach of alleged breach thereof, then the prevailing party in such a proceeding shall be entitled to its reasonable attorneys' fees and costs incurred as a result.


11. NON-HIRING OF EMPLOYEES

         During the term of this Agreement, and for a period of two (2) years immediately following the termination or expiration of this Agreement, the parties shall not interfere with the business of one another in any manner including, without limitation, by inducing any Client or GEMISYS employee to leave the others' employ or by inducing a consultant or other independent contractor to breach that person's contract with the Client or with GEMISYS.

12. NON-COMPETITION

         During the term of this Agreement, the Client, the Client's Managers, the Client's sponsors, and their affiliates shall not solicit the trade or patronage of GEMISYS' clients or potential clients of GEMISYS for the purpose of rendering services similar to those to be performed by GEMISYS under this Agreement, whether or not competitive therewith.


13. MISCELLANEOUS





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FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES PROCESSING AGREEMENT

--------------------------------------------------------------------------------

         13.01 Notices. Any notice, consent, demand, request, or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or on the third (3rd) day after mailing if sent by first class, postage prepaid United States mail and addressed to the addressee at the address stated opposite its name set forth below, or at the most recent address specified by written notice given to the sender by the addressee under this Section. Such written communication(s) shall be addressed as follows:



        TO THE CLIENT:    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
                          Donald R. Jackson
                          Vice President, Secretary, Treasurer
                          and Chief Financial Officer
                          410 17th Street, Suite 400
                          Denver, Colorado  80202

        TO GEMISYS:       GEMISYS CORPORATION
                          Stephen A. Finn, Chief Executive Officer
                          7103 South Revere Parkway
                          Englewood, Colorado 80112


         13.02 Assignment Restricted. None of the Client's rights and obligations under this Agreement may be assigned or transferred without the prior written consent of GEMISYS, which consent shall not be unreasonably withheld. None of GEMISYS' rights and obligations under this Agreement may be assigned or transferred without the prior written consent of the Client, which consent shall not be unreasonably withheld.

         13.03 Rules of Construction. The rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendment to it. No course of dealing, usage of trade, or course of performance shall be relevant to explain or supplement any terms of this Agreement. All activities undertaken by GEMISYS pursuant to this Agreement shall constitute "services" and shall not be considered as "goods" by or under any definition or law.

         13.04 Warranty of Capacity to Execute Agreement. The Client and GEMISYS hereby represents and warrants to the other that no other person or entity has any interest, liens, or assignment at law or in equity or otherwise which would materially impair its ability to perform its obligations under this Agreement. The Client further represents and warrants that the persons executing this Agreement on behalf of that corporation have the sole right and exclusive authority

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES PROCESSING AGREEMENT

--------------------------------------------------------------------------------

to do so, and have the authority to bind the Client to this Agreement and to execute such other documents as may be required to be delivered under it on behalf of the Client. The Client and GEMISYS further represents and warrants that each has the sole right to receive the services, sums, or other consideration specified in it, and is fully entitled to enter into this Agreement. Also, GEMISYS certifies that its systems and applications are Year 2000 compliant pursuant to SEC requirements.

         13.05 Taxes. While GEMISYS knows at this time of no taxes applicable to it as a result of the execution and performance of this Agreement other than income taxes, each Client shall pay or reimburse GEMISYS for any other taxes, excluding income or similar taxes, levied upon GEMISYS in connection with the Services performed for the Client. GEMISYS shall have no duty to see to the payment or discharge of any tax or other governmental charge or lien of any kind owing with respect to, assessed, or levied against the assets of the Client or any other Client-sponsored investment vehicle, or to the filing of any tax or other governmental information in connection with any Client-sponsored investment vehicle.

         13.06 Right of Review of Client Materials. Except for those Client materials which identify GEMISYS merely as "Transfer Agent," "Investor Services Representative," or other similarly descriptive title, the Client shall deliver to GEMISYS draft copies of all printed Client materials intended for public distribution or distribution to Client Investors or their Representatives which identify or refer to GEMISYS including, without limitation, prospectuses or promotional materials, on or before the tenth (10th) business day prior to that document's proposed distribution date. GEMISYS shall have the right to review, at its sole expense and to object to any such document which it reasonably believes creates a legal duty or liability on GEMISYS' part which it has not expressly agreed to assume under this Agreement. GEMISYS' objection(s), if any, shall be in writing and shall be delivered to the Client within five (5) business days after GEMISYS' receipt of the Client materials. The Client shall not distribute any document so objected to unless and until GEMISYS' objection(s) has been addressed to the reasonable satisfaction of both parties.


14. GENERAL PROVISIONS

         14.01 Governing Law. This Agreement is executed and intended to be performed in the State of California, and the laws of the State of California shall govern its interpretations, construction, enforcement, and effect. Except as provided in Sections 10.01 and 10.02, above, the forum for the resolution of any dispute arising out of this Agreement shall be the Superior Court of the State of California in and for the County of Santa Clara. Each party agrees to submit to the jurisdiction of such Court and that venue is proper therein.

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES PROCESSING AGREEMENT

--------------------------------------------------------------------------------

         14.02 Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, permissible assigns, and legal representatives of the parties, except to the extent of any contrary provision in this Agreement.

         14.03 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, then the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         14.04 Captions. The captions to the various sections of this Agreement are for convenience only. Those captions or titles shall not amend or modify this Agreement, or be resorted to in interpreting it.

         14.05 Gender, Etc. As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

         14.06 Remedies Not Exclusive and Waivers. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a wavier of the right to pursue other available remedies.

         14.07 Waiver. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom charged.

         14.08 Schedules. The Exhibit and all of the Schedules attached to this Agreement and all schedules or exhibits to the Schedules attached to this Agreement are incorporated herein as though set forth in full and shall be considered as a material part of the Agreement of the parties.

         14.09 Survival. The provisions, representations, and warranties contained in this Agreement shall survive GEMISYS' delivery of Services and the Clients' payment of any Fees.

         14.10 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the rights granted and obligations assumed in this Agreement. Any modifications or amendments must be in writing and signed by the parties. The parties acknowledge that such modifications or amendments may also include or result in changes in the various Schedules attached hereto.

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES PROCESSING AGREEMENT

--------------------------------------------------------------------------------

         14.11 Confidentiality. Client shall treat the terms of this Agreement as confidential; provided, however, that Client shall be permitted, as required by the terms of the corporate charter and bylaws, the securities laws of the United States, or other regulatory authority, to disclose the terms hereof, but only to the extent required by such agreements, laws, or authority.

         14.12 Counterpart Copies. This Agreement may be signed in counterpart or duplicate copies, and any signed counterpart or duplicate copy shall be equivalent to a signed original for all purposes.





SIGNATURE PAGE







SIGNATURE PAGE

IN WITNESS WHEREOF, Client, and GEMISYS execute this Agreement as of ____________________, 19___.


Date:   May 24  , 1999.          FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
     ----------     --

                                 By: FCM Fiduciary Capital Management Company Managing General Partner

                                 By:  FCM Fiduciary Capital Corporation
                                      Managing General Partner




                                 By:  /s/ Donald R. Jackson
                                      -----------------------------------------
                                      Donald R. Jackson

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES PROCESSING AGREEMENT

--------------------------------------------------------------------------------

                                      Vice President, Secretary, Treasurer
                                      and Chief Financial Officer

Date:  May 25, 1999.                GEMISYS CORPORATION,
       ------    --
                                    a California corporation




                                      By:  /s/ Stephen A. Finn
                                      ----------------------------------------
                                           Stephen A. Finn
                                           Chief Executive Officer

                  INVESTOR SERVICES SUMMARY AND FEE SUPPLEMENT


CLIENT:  FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

ADDRESS: 410 - 17th Street, Suite 400

CITY:    Denver     STATE:  Colorado         ZIP:  80202

================================================================================

The Investor Services Processing Agreement includes all services detailed below in support of Fiduciary Capital Pension Partners, L.P.

GEMISYS Corporation will provide the following services, which include on-line system use, investor record-keeping, transfer agent services, address changes and data maintenance, response to telephone or written investor inquiries, disbursement agent, K-1 tax processing, and printing and mailing services, at the rates set forth.


I. MONTHLY INVESTMENT MANAGEMENT SYSTEM AND SERVICES FEE:      $0.583/INVESTOR

     Including:

     o    Timeshare use of central processing equipment

     o    Timeshare use of Investment Management System

     o    Investor Relations Account Maintenance and Administration

     o    Quarterly distributions

     o    Stock Transfer Agent and Registration Services

     o    Mailing labels for Quarterly Reports

     o    K-1 tax processing services including K-1 letters

     o    Account Executive Services


     A. ON-LINE INVESTMENT MANAGEMENT SYSTEM                          INCLUDED

     GEMISYS will make available the Investment Management System for Client's on-line access to the investor data base for the benefit of sales management, telemarketing, wholesaler management, rep fulfillment, document inventory, marketing research, investor relations/fund performance calls, and retention of control of the investment management information.

     o    On-line computer accessibility at your PC workstations

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES SUMMARY AND FEE SUPPLEMENT

--------------------------------------------------------------------------------

     o    Data saves ("backups") archived off-site

     o    Use of the Investment Management System

     o    Software application updates

     o    Unlimited reporting capability at Client's offices

     NOTE: Equipment, data circuit and/or dial-up telephone line costs are not included.


     B. DISBURSEMENT AGENT SERVICES                                   INCLUDED


     GEMISYS will provide quarterly distributions for the partnership. Checks will be signed by GEMISYS and will be drawn on a disbursing account for the benefit of the investors (subject to the control of GEMISYS).

     o    System processing of distribution amounts

     o    Prepare and mail distributions

     o    Prepare distribution report as of each distribution record date

     o    Periodic reporting of accumulated uncashed distribution checks

     o    Automated interface with selected brokerage and financial institutions

     o Automatic update of on-line distribution inquiry files and related screens

     o    Laser print and sign distribution checks

     o    Laser print investor payment advices (e.g. for checks to IRA
          Custodian)

     o Laser print broker and distribution summary and letter (at Client's option)

     o Insert, meter, seal and mail all checks, payment advices and broker summaries

     NOTE: Postage, check stock, envelopes, forms, offset printing and mail house services not included. Electronic payment (ACH) to alternative payee on behalf of investor available at $0.60/each.


     C. BANK RECONCILIATION                                                N/C*


     o    Provide on-line check inquiry (PC/CRT)

     o    Paid checks updated daily by data transmission from bank

     o    Complete check services:

          o    Investor re-issue requests

          o    Stop-payment handling

          o    Print and mail replacement checks

          o    Provide photocopies of canceled checks, as requested

     o    Periodic Account Reconciliation:

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FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES SUMMARY AND FEE SUPPLEMENT

--------------------------------------------------------------------------------

          o    Cash on hand

          o    Outstanding checks

          o    All unresolved reconciliation items

     o    Maintain check register

     o    Provide Escheat service as required



     * NOTE: In the event that Client does not utilize GEMISYS' bank, the following service fees will be charged: $60.00/bank tape/transmission loaded; $15.00/check reissue; postage, forms, envelopes and photocopies are extra. Electronic payment to payees on investor's behalf in lieu of check is at $0.60/each (ACH utilized).


     D. STOCK TRANSFER AGENT AND REGISTRAR                FEE PAID BY PRESENTER

     GEMISYS will process ownership transfers within the rules, regulations and guidelines established by the Securities and Exchange Commission, the National Association of Securities Dealers, and the New York, American, NASDAQ or over-the-counter Stock Exchanges. The ownership transfer process will include, but is not limited to, the following:

     o    Administrative services as Transfer Agent and Registrar

     o Check good delivery of request and process transfer within the required legal time frame as established by transfer agent governing agencies

     o    Update investor and investment files

     o Any transfer request not in good delivery form will be rejected to the presenter with letter specifying the requirements for completion

     o    Handle phone and written inquiries about transfer issues and items

     o Maintain appropriate records to monitor response time, including date stamp and log number, of all written correspondence, whether received directly from Client, unit holder, or other presenter

     o Cancel all certificates which are surrendered for exchange, substitution, transfer or exercised in whole or in part

     o    Produce monthly transfer journal

     o    Transfer fees will be collected by GEMISYS and credited to client


     NOTE: Surety bond or indemnity, postage, offset printed material, certificates, forms and envelopes not included.

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES SUMMARY AND FEE SUPPLEMENT

--------------------------------------------------------------------------------


     E. INVESTOR RELATIONS ACCOUNT MAINTENANCE AND ADMINISTRATION      INCLUDED

     o    Investor telephone service and correspondence

     o Maintenance of investor accounts: address changes, transfers, change of selling firm, or registered representative

     o Maintenance of broker dealer file: address changes, adding names of registered representatives, and adding selling agreements

     o Toll-free (800) number can be made available to your investors upon request (at extra cost to Client)

     o Performance calls: at Client's request, we will handle inquiries regarding fund performance or refer those calls to Client's staff


     F. TAX WITHHOLDING SERVICES                                       INCLUDED

     o    W-9 solicitation, W-8 solicitation and Form 1078, as needed

     o    Withholding of taxes from investor accounts

     o    Reconciling and reporting taxes withheld

     o Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding


     G. USER SUPPORT SERVICES


     GEMISYS' Account Executive support is included in the base fee.

     NOTE: Postage, forms, envelopes and other offset printed material, travel, PC equipment, modems, PC LAN, data circuits, telephone services, mailing services and pass-through costs are not included.


     H. K-1 TAX PROCESSING SERVICES                                    INCLUDED

     o    Perform Federal K-1 allocations

     o    Laser print the K-1

     o    Produce investor K-1 letter

     o    Update K-1 inquiry files automatically

     o    K-1 reports to Client and states, as requested


     NOTE: K-1/1099 paper is included. Offset printing, postage, and envelopes are not included. K-1/1099 copies faxed by our GEMISYS telephone agents at $5.00/each.

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES SUMMARY AND FEE SUPPLEMENT

--------------------------------------------------------------------------------


II. ADDITIONAL SUPPORT SERVICES

     A. LASER PRINTING:                                          $.05 PER IMAGE

     o    Forms, letters, reports, etc.

     NOTE: Forms set-up, graphics digitization, and special forms not included. Client has the option of printing at Client's offices with appropriate data link and equipment.


     B. MAIL HANDLING SERVICES

     o    Generate and print labels                           $40.00/1000 Items

     o    Insert, affix label, fold, meter
          and mail service package                            $80.00/1000 Items

     o    Each additional insert                              $20.00/1000 Items

     o    Hand sort and insert                                $70.00/1000 Items

     o    Cost for any item burst and decollated              $50.00/1000 Items

     o    Postal Discount Presort                             $50.00/1000 Items




     NOTE: Postage, offset printing and envelopes not included.


     C. OFFSET PRINTING SERVICE                                  GEMISYS QUOTE*


     o    Letterhead stationery and envelopes              o Checks

     o    Annual and quarterly reports                     o K-1 roadmaps

     o    Proxy packets                                    o Tax envelopes

     o    Dividend materials                               o Investor letters


     D. CONSULTING/SUPPORT SERVICES

     o    System Design/Project Manager/PC/Lan Technician          $105.00/Hour

     o    Programmer/Senior Account Executive                       $95.00/Hour

     o    Account Executive                                         $75.00/Hour

     o    Clerical Support Representative                           $35.00/Hour

     o    Travel and out-of-pocket expenses additional

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
INVESTOR SERVICES SUMMARY AND FEE SUPPLEMENT

--------------------------------------------------------------------------------


     E. INTERACTIVE EQUIPMENT REQUIREMENTS                  SUPPLIED BY CLIENT

     o    Frame Relay Data Link

     o    Communication Equipment

     o    PCs/PC-LAN







Date:  May 24, 1999.            FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
       ------    --

                                By: FCM Fiduciary Capital Management Company
                                    Managing General Partner

                                By: FCM Fiduciary Capital Corporation
                                    Managing General Partner



                                By: /s/ Donald R. Jackson
                                ----------------------------------------
                                    Donald R. Jackson
                                    Vice President, Secretary, Treasurer
                                    and Chief Financial Officer

Date: ___May 25       , 1999
         -------------    --    GEMISYS CORPORATION
                                a California corporation



                                By: /s/ Stephen A. Finn
                                ----------------------------------------
                                    Stephen A. Finn
                                    Chief Executive Officer